UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 14, 2017

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

(Exact name of registrant as specified in charter)

Nevada	000-26309	98-0200471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Morris Avenue, Spring Lake, New Jersey	07762
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 390-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.     Other Events

On March 14, 2017, I.E.T., Inc., the wholly-owned subsidiary of Integrated Environmental Technologies, Ltd. (collectively referred to herein as the “Company”), closed on a Registration Transfer Agreement (the ‘Transfer Agreement”) and a Data License and Assignment Agreement (the “Data Agreement”) with a third-party company. Pursuant to the Transfer Agreement, the Company transferred its United States Environmental Protection Agency (“EPA”) Registration number 83241-4, for Excelyte® VET, to a third-party company for a one-time fee of $125,000 (the “Transfer Price”). $75,000 of the Transfer Price was paid on March 14, 2017 and the remaining $50,000 is due on or before April 9, 2017. The Company still maintains ownership of its core EPA Registration No. 82341-1 for Excelyte® as a tuberculocidal hospital-level, hard non-porous surface disinfectant and for use in oil and gas applications as a hydrogen sulfide (HsS) scavenger/eliminator and biocide. Pursuant to the Data Agreement, the Company granted the third-party company a non-exclusive license to utilize certain efficacy test data that the Company owns for a one-time fee of $25,000, payable on or before April 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ENVIRONMENTAL TECHNOLOGIES. LTD.
(Registrant)

By:	/s/ Thomas S. Gifford
Thomas S. Gifford
Executive Vice President and
Chief Financial Officer

Date: March 20, 2017